Exhibit T3A-5

CERTIFICATE OF INCORPORATION

OF

CARAUSTAR PACKAGING, INC.

The undersigned hereby submits this Certificate of Incorporation for the purpose of forming a business corporation under the General Corporation Law of the State of Delaware:

ARTICLE I.

The name of the Corporation is Caraustar Packaging, Inc.

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III.

The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

The total number of shares that the Corporation shall have the authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar and No Cents ($1.00).

ARTICLE V.

The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be written ballot.

ARTICLE VI.

The Corporation shall have a perpetual existence.

ARTICLE VII.

The name and mailing address of the incorporator are Benjamin W. Baldwin, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina 28246.

ARTICLE VIII.

The Corporation elects not to be governed by Section 203 of the General Corporation Law of Delaware.

ARTICLE IX.

In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the board of directors of the Corporation is hereby authorized to make, alter and repeal the by-laws of the Corporation.

The undersigned incorporator hereby acknowledges the foregoing Certificate of Incorporation is his act and deed and that the facts stated therein are true.

This the 13th day of May, 1998.

/s/ Benjamin W. Baldwin
Benjamin W. Baldwin, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CARAUSTAR PACKAGING, INC.

Caraustar Packaging, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

FIRST: That the Board of Directors of the Company, by unanimous written consent, adopted a resolution proposing to the stockholders and declaring advisable the following amendment to the Certificate of Incorporation of the Company:

RESOLVED, that the name of the Company be changed to Caraustar Custom Packaging Group, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this certificate to be executed this 6 day of December, 1999.

By:	/s/ James L. Walden
Name:	James L. Walden
Title:	President